                                                                    EXHIBIT 10.1



                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                  ATLANTIC MULTIFAMILY LIMITED PARTNERSHIP-I

                          dated as of April 30, 1998
                                     among
                              SCA-I INCORPORATED,
                              as General Partner,

                                      and

                    The Persons listed on Exhibit A hereto,

                              as Limited Partners




================================================================================
THE PARTNERSHIP INTERESTS AND UNITS IN ATLANTIC MULTIFAMILY LIMITED PARTNERSHIP-I (THE "UNITS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE XI OF THIS AGREEMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS THEREOF. THEREFORE, PURCHASERS OF THE UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE UNITS HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS (THE "STATE ACTS"), OR (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED THEREIN, AND NEITHER THE UNITS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE XI OF THIS AGREEMENT AND
(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH STATE ACTS, AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT. IN ADDITION, ANY UNITS ACQUIRED BY NON-U.S. PERSONS MAY NOT, DIRECTLY OR INDIRECTLY, BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON EXCEPT IN COMPLIANCE WITH THIS AGREEMENT AND THE FEDERAL ACT AND ALL APPLICABLE STATE ACTS. AS USED HEREIN, "UNITED STATES" MEANS THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION, AND A "U.S. PERSON" MEANS A CITIZEN OR RESIDENT OF THE UNITED STATES (INCLUDING THE ESTATE OF ANY SUCH PERSON), A CORPORATION, PARTNERSHIP, OR OTHER PERSON CREATED OR ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AND AN ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE.

                                 TABLE OF CONTENTS




                                                                                   Page

ARTICLE I DEFINED TERMS............................................................   1
      Section 1.1  Certain Defined Terms...........................................   1
      Section 1.2  Currency........................................................  12
      Section 1.3  Schedules and Exhibits..........................................  12
      Section 1.4  Certain Accounts................................................  12
      Section 1.5  Interest Calculations...........................................  13
      Section 1.6  Other Terms.....................................................  13

ARTICLE II ORGANIZATIONAL MATTERS..................................................  13

      Section 2.1  Organization and Formation; Application of Act..................  13
      Section 2.2  Name............................................................  13
      Section 2.3  Registered Office and Agent; Principal Office...................  13
      Section 2.4  Term............................................................  14

ARTICLE III PURPOSE................................................................  14

      Section 3.1  Purpose and Business............................................  14
      Section 3.2  Powers..........................................................  14

ARTICLE IV CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
CAPITAL ACCOUNTS...................................................................  14

      Section 4.1  Capital Contributions of the Partners...........................  14
      Section 4.2  Issuances of Additional Partnership Interests...................  15
      Section 4.3  No Preemptive Rights............................................  17
      Section 4.4  Capital Accounts of the Partners................................  17

ARTICLE V DISTRIBUTIONS............................................................  20

      Section 5.1  Requirement and Characterization of Distributions...............  20
      Section 5.2  Amounts Withheld................................................  21
      Section 5.3  Distributions Upon Liquidation..................................  21

ARTICLE VI ALLOCATIONS.............................................................  21

      Section 6.1  Allocations For Capital Account Purposes........................  21
      Section 6.2  Special Allocation Rules........................................  22
      Section 6.3  Allocations for Tax Purposes....................................  23

ARTICLE VII MANAGEMENT AND OPERATIONS OF BUSINESS..................................  24

      Section 7.1  Management......................................................  24
      Section 7.2  Certificate of Limited Partnership..............................  28

      Section 7.3    Restrictions on General Partner's Authority.............29
      Section 7.4    Responsibility for Expenses.............................29
      Section 7.5    Outside Activities of the General Partner...............30
      Section 7.6    Contracts with Affiliates...............................30
      Section 7.7    Indemnification.........................................30
      Section 7.8    Liability of the General Partner........................31
      Section 7.9    Other Matters Concerning the General Partner............32
      Section 7.10   Title to Partnership Assets.............................33
      Section 7.11   Reliance by Third Parties...............................33

ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS......................34

      Section 8.1    Limitation of Liability.................................34
      Section 8.2    Management of Business..................................34
      Section 8.3    Outside Activities of Limited Partners..................34
      Section 8.4    Priority Among Limited Partners.........................35
      Section 8.5    Rights of Limited Partners Relating to the Partnership..35
      Section 8.6    Redemption Right........................................36

ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS............................36

      Section 9.1    Records and Accounting..................................36
      Section 9.2    Fiscal Year.............................................37
      Section 9.3    Reports.................................................37

ARTICLE X TAX MATTERS........................................................37

      Section 10.1   Preparation of Tax Returns..............................37
      Section 10.2   Tax Elections...........................................37
      Section 10.3   Tax Matters Partner.....................................38
      Section 10.4   Organizational Expenses.................................39
      Section 10.5   Withholding.............................................39

ARTICLE XI TRANSFERS AND WITHDRAWALS.........................................40

      Section 11.1   Transfer................................................40
      Section 11.2   Transfer of General Partner's Partnership Interest......40
      Section 11.3   Limited Partners' Rights to Transfer....................41
      Section 11.4   Substituted Limited Partners............................43
      Section 11.5   Assignees...............................................44
      Section 11.6   General Provisions......................................44

ARTICLE XII ADMISSION OF PARTNERS............................................45

      Section 12.1   Admission of Successor General Partner..................45
      Section 12.2   Admission of Additional Limited Partners................45
      Section 12.3   Amendment of Agreement and Certificate..................45

ARTICLE XIII DISSOLUTION AND LIQUIDATION.....................................46
      Section 13.1   Dissolution.............................................46
      Section 13.2   Winding Up..............................................47
      Section 13.3   Compliance with Timing Requirements of Regulations;
                     Allowance for Contingent or Unforeseen Liabilities or
                     Obligations.............................................48
      Section 13.4   Deemed Distribution and Recontribution..................48
      Section 13.5   Rights of Limited Partners..............................49
      Section 13.6   Notice of Dissolution...................................49
      Section 13.7   Cancellation of Certificate of Limited Partnership......49
      Section 13.8   Reasonable Time for Winding-Up..........................49

ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.....................49
      Section 14.1   Amendments..............................................49

ARTICLE XV GENERAL PROVISIONS................................................51
      Section 15.1   Addresses and Notice....................................51
      Section 15.2   Titles and Captions.....................................51
      Section 15.3   Pronouns and Plurals....................................51
      Section 15.4   Further Action..........................................51
      Section 15.5   Binding Effect..........................................51
      Section 15.6   Waiver of Partition.....................................51
      Section 15.7   Entire Agreement........................................52
      Section 15.8   Securities Law Provisions...............................52
      Section 15.9   Remedies Not Exclusive..................................52
      Section 15.10  Time....................................................52
      Section 15.11  Creditors...............................................52
      Section 15.12  Waiver..................................................52
      Section 15.13  Execution Counterparts..................................52
      Section 15.14  Applicable Law..........................................52
      Section 15.15  Invalidity of Provisions................................52
      Section 15.16  Limitation of Liability.................................52

ARTICLE XVI POWER OF ATTORNEY................................................53
      Section 16.1   Power of Attorney.......................................53

                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                  ATLANTIC MULTIFAMILY LIMITED PARTNERSHIP-I


     THIS AGREEMENT OF LIMITED PARTNERSHIP OF ATLANTIC MULTIFAMILY LIMITED PARTNERSHIP-I (the "Partnership"), made as of the ___ day of _______, 1998, made among SCA-I INCORPORATED, a Delaware corporation (the "General Partner"), as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein;


                          W I T N E S S E T H:  That,
                          - - - - - - - - - -   ----

     WHEREAS, the Limited Partners have entered into the Contribution Agreements pursuant to which, among other things, they agreed to establish the Partnership formed hereby and the formation of the Partnership is a condition precedent to the closing of certain of the transactions contemplated by the Contribution Agreements; and

     WHEREAS, the Partners desire to form a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware, and to set forth their respective rights and duties relating to the Partnership, as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners, intending to be legally bound, have agreed and do hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

     Section 1.1 Certain Defined Terms. Unless otherwise clearly indicated to the contrary, the following terms shall have the following meanings (covenants contained in this Section shall be considered agreed to by the Partners to the same extent as if incorporated into the covenants of this Agreement):

          "Accrual Account" means an account maintained with respect to each Limited Partnership Unit to which shall be credited (except as otherwise provided in the last sentence of this paragraph) on a monthly basis an amount, calculated like interest at a per annum rate equal to the Prime Rate (as said rate may change from time to time), plus one percentage point, on the average daily balance of such Limited Partnership Unit's Unpaid Distribution Account, and from which shall be debited the amount of any distributions of Available Cash or Capital Transaction Proceeds with respect to such Accrual Account pursuant to clause (i) of Section 5.1(a) or clause (i) of Section 5.1(b) hereof. The amount to be credited to each Accrual Account shall be cumulative and shall compound annually, if unpaid. No amounts shall be credited to any Accrual Account maintained with respect to any Limited Partnership Units held by an obligor on account of the Indemnity Obligations during any period in which there are any unpaid Indemnity Obligations.

          "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

          "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2(a) hereof and who is shown as such on the books and records of the Partnership.

          "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-
     1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

          "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4 hereof.

          "Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person directly or indirectly owning or controlling 10 percent or more of the outstanding voting interests of such Person, (c) any Person as to which such Person directly or indirectly owns or controls 10 percent or more of the voting interests, or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b), and (c) above. As used herein, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreed Value" means (a) in the case of any Contributed Property set forth in Exhibit B and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth on Exhibit B, (b) in the case of any Contributed Property not set forth on Exhibit B and as of the time of its contribution to the Partnership the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (c) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

          "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

          "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the General Partner, as filed with the Maryland State Department of Assessments and Taxation, as further amended or restated from time to time.

          "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

          "ATLANTIC" means Security Capital Atlantic Incorporated, a Maryland corporation, and its successors and assigns.

          "Available Cash" means with respect to any period for which such calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source, excluding, however, the proceeds of any Capital Contribution to the Partnership and excluding Capital Transaction Proceeds, plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

               (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution and except to the extent taken into account in determining Capital Transaction Proceeds):

                    (i) all interest, principal and other debt payments made during such period by the Partnership,

                    (ii) all cash expenditures (including capital expenditures)
               made by the Partnership during such period,

                    (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

                    (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

          Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

          "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, are authorized or required by law to close.

          "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 4.4 hereof.

          "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof and which shall be treated as a contribution to the Partnership pursuant to Section 721(a) of the Code.

          "Capital Transaction" means a sale, exchange or other disposition (other than in liquidation of the Partnership) or a financing or refinancing by the Partnership (which shall not include any loan or financing to the General Partner as permitted by Section 7.1(a)(3)) of a Partnership asset or any portion thereof, that under generally accepted accounting principles the proceeds of which are deemed attributable to capital.

          "Capital Transaction Proceeds" means the net cash proceeds of a Capital Transaction, after deducting all reasonable expenses incurred in connection therewith and after application of any proceeds, at the sole discretion of the General Partner, toward the payment of any indebtedness of the Partnership secured by the property that is the subject of that Capital Transaction, the purchase or financing of any improvements or an expansion of Partnership property or the establishment of any reserves deemed reasonably necessary by the General Partner; provided, however, that if the Partnership obtains financing for Partnership properties for which no permanent financing has previously existed, the proceeds of such financing shall not be deemed to be Capital Transaction Proceeds if and to the extent that the General Partner determines to reinvest such proceeds in additional and existing real property investments of the Partnership.

          "Capital Transaction Record Date" has the meaning set forth in Section 5.1(b).

          "Carrying Value" means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property (or in the case of an Adjusted Property, the fair market value of such property at the time of its latest adjustment under Section 4.4(d)) reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.4 hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner, in order to comply with the Regulations or to prevent unintended distortions of the economic understanding among the Partners.

          "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "Code" means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Contributed Property" means each property or other asset (but excluding cash and cash equivalents), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4(d) hereof, such property shall no longer constitute a Contributed Property for purposes of Section 4.4(d) hereof, but shall be deemed an Adjusted Property for such purposes.

          "Contribution Agreements" means those certain Contribution Agreements relating to the contribution of certain properties or interests therein to the Partnership, by and among ATLANTIC, the Partnership and certain individuals and entities, including the Limited Partners.

          "Conversion Right" shall have the meaning set forth in Section 4.2(b) hereof.

          "Converting Partner" has the meaning set forth in Section 4.2(b) hereof.

          "Debt" means, as to any Person, as of any date of determination, but without duplication (a) all indebtedness of such Person for money borrowed or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for money borrowed or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized; and (e) all guarantees and other obligations of such Person with respect to Debt of others.

          "Depreciation" means for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

          "Event of Dissolution" has the meaning set forth in Section 13.1.

          "Funds from Operations" means, with respect to any period for which such calculation is being made, the net income of ATLANTIC (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds from Operations on a consistent basis.

          "General Partner" means SCA-I Incorporated, a Delaware corporation, or its permitted successors as a general partner in the Partnership.

          "General Partnership Interest" means a Partnership Interest held by a General Partner (including any Partnership interest acquired by the General Partner pursuant to Sections 4.2 and 8.6 as described in Section 4.1(a)) that is a general partnership interest and includes any and all benefits to which the General Partner may be entitled and all obligations of the General Partner hereunder. A General Partnership Interest may be expressed as number of Partnership Units.

          "Incapacity" or "Incapacitated" means (a) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when the Partner (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against him an order of relief in any bankruptcy or insolvency proceeding,
     (iv) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Partner or of all or any substantial part of his properties, (vii) the Partner is the debtor in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, which has not been dismissed within 120 days after the commencement thereof,
     (viii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days after the appointment or such appointment is not vacated within 90 days after the expiration of any such stay.

          "Indemnitee" means (a) any Person made a party to a proceeding by reason of his status as (i) the General Partner, (ii) a Limited Partner or
     (iii) a director, officer, trustee, employee or shareholder of the Partnership or a Partner, and (b) such other

     Persons (including Affiliates of the General Partner or the Partnership) the General Partner may designate from time to time, in its sole and absolute discretion.

          "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

          "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

          "Limited Partner Consent" means the written consent of Limited Partners owning more than 50% of the Limited Partner Interests at the time in question.

          "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

          "Liquidating Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership.

          "Liquidator" has the meaning set forth in Section 13.2.

          "Net Income" means for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4(b). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.2 and 6.3, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Net Loss" means for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4(b). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.2 and 6.3, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

          "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.3(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

          "Nonrecourse Deductions" has the meaning set forth in Regulations
     Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations
     Section 1.752-1(a)(2).

          "Notice of Conversion" means the Notice of Conversion substantially in the form of Exhibit C to this Agreement.

          "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

          "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "Partner Nonrecourse Debt" has the meaning set forth in Regulations
     Section 1.704-2(b)(4).

          "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations
     Section 1.704-2(i)(2).

          "Partnership" means the limited partnership formed under the Act and continued pursuant to this Agreement, and any successor thereto.

          "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

          "Partnership Minimum Gain" has the meaning set forth in Regulations
     Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section
     5.1 hereof, which record date shall be the same as the record date established by the General Partner for a dividend to its shareholders and also means any record date established by the General Partner in connection with any vote or consent of the Limited Partners pursuant to this Agreement.

          "Partnership Unit" or "Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, in such number as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time in accordance with the terms of this Agreement.

          "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

          "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

          "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

          "Prime Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest most recently established by Morgan Guaranty Trust Company of New York (or its successor), at its New York City office, as its prime or base rate of interest for loans in United States of America dollars.

          "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Recourse Liabilities" has the meaning set forth in Regulations
     Section 1.752-1(a)(1).

          "Redemption Amount" means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the Shares that the Partner delivering the Notice of Conversion would have been entitled to receive under Section 4.2(b) plus the unreturned balances in the Accrual Accounts and Unpaid Distribution Accounts maintained for the Partnership Units that are the subject of such Notice of Conversion.

          "Registration Rights Agreement" means any of those Transfer and Registration Rights Agreements between ATLANTIC and the other parties identified therein entered into in connection with the Contribution Agreements.

          "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REIT" means a real estate investment trust under Section 856 of the Code.

          "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.3(b)(1)(i) or 6.3(b)(2)(i) to eliminate Book-Tax Disparities.

          "Securities Act" means the Securities Act of 1933, as amended.

          "704(c) Value" of any Contributed Property means the Agreed Value of such property as set forth in Exhibit B, or if no value is set forth on Exhibit B, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with
     Section 4.4 hereof. Subject to Section 4.4 hereof, the General Partner shall use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis proportional to its fair market value.

          "Shares" means the shares of common stock, $0.01 par value, of ATLANTIC.

          "Specified Conversion Date" means the tenth Business Day after receipt by the General Partner of a Notice of Conversion.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

          "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

          "Transaction" has the meaning set forth in Section 11.2(b).

          "Unit Adjustment Factor" means initially 1.0; provided that in the event that ATLANTIC (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Unit Adjustment Factor shall be carried forward to successive adjustments.

          "Unpaid Distribution Account" means an account maintained with respect to each Limited Partnership Unit to which shall be credited on a quarterly basis, but only to the extent not distributed currently in accordance with clause (iii) of Section 5.1(a) hereof, an amount per Limited Partnership Unit (multiplied by the Unit Adjustment Factor) equal to the dividend per Share paid by the General Partner for such quarter, and from which shall be debited the amount of any distributions of Available Cash or Capital Transaction Proceeds with respect of such Unpaid Distribution Account pursuant to clause (ii) of Section 5.1(a) or clause (ii) of Section 5.1(b) hereof.

          "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.4 hereof) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4 hereof) as of such date.

          "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4 hereof) as of such date, over (b) the fair market value of such property (as determined under Section 4.4 hereof) as of such date.

          "Valuation Date" means the date of receipt by the General Partner of a Notice of Conversion or, if such date is not a Business Day, the first Business Day thereafter.

          "Value" means, with respect to a Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (a) if the Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by ATLANTIC, or (c) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by ATLANTIC, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the Shares shall be determined by the board of directors of ATLANTIC acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

     Section 1.2 Currency. All payments, advances and cash contributions of capital to be made by a Partner to or on behalf of the Partnership and all cash distributions and other payments made by the Partnership to a Partner shall be made in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. All references in this Agreement to "dollars ($)" shall mean United States of America dollars.

      Section 1.3 Schedules and Exhibits. All schedules and exhibits annexed or attached hereto are expressly incorporated into and made a part of this Agreement.

      Section 1.4 Certain Accounts. The Accrual Accounts and the Unpaid Distribution Accounts do not constitute capital accounts, but are established and maintained solely for the purpose of computing various distributions to be made hereunder.

      Section 1.5 Interest Calculations. Any interest (or other amounts calculated like interest under this Agreement) which is to be calculated under this Agreement shall be computed on the daily outstanding balance of the amount on which interest accrues hereunder. All interest calculations under this Agreement, including the determination of accruals on the various accounts, shall be made monthly (but compounding, if any, would occur only on an annual basis) and shall be computed on the basis of a fraction the denominator of which is the actual number of days in the particular calendar year and the numerator of which is the actual number of days in the month for which interest is being calculated.

     Section 1.6 Other Terms. All terms used in this Agreement which are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement.

                                  ARTICLE II
                            ORGANIZATIONAL MATTERS


     Section 2.1  Organization and Formation; Application of Act

          (a) Organization and Formation of Partnership. The General Partner and the Limited Partners do hereby form the Partnership as a limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partners are the only limited partners in the Partnership.

          (b) Application of Act. The Partnership is a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name. The name of the Partnership is Atlantic Multifamily Limited Partnership-I. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall promptly notify the Limited Partners of such change; provided, that the name of the Partnership may not be changed to include the name, or any variant thereof, of any Limited Partner without the written consent of that Limited Partner.

     Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is Six Piedmont Center, Suite 600, Atlanta, Georgia 30305, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4 Term. The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2098, unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                  ARTICLE III
                                    PURPOSE


     Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act and in connection therewith to sell or otherwise dispose of Partnership assets, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing which, in each case, is not in breach of this Agreement; provided, however, that each of the foregoing clauses (a), (b), and (c) shall be limited and conducted in such a manner as to permit ATLANTIC at all times to be classified as a REIT, unless ATLANTIC provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT.

     Section 3.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of ATLANTIC to continue to qualify as a REIT, (b) could subject ATLANTIC to any additional taxes under
Section 857 or Section 4981 of the Code or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, ATLANTIC or their respective securities, unless such action (or inaction) shall have been specifically consented to by ATLANTIC in writing.

                                  ARTICLE IV
                   CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
                               CAPITAL ACCOUNTS

     Section 4.1  Capital Contributions of the Partners.

          (a) Initial Capital Contributions. At the time of the execution of this Agreement, the Partners shall make or shall have made the Capital Contributions set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, conversions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. Partnership Units held by the General Partner (including those acquired under Section 4.2 and Section 8.6) shall be deemed to be General Partner's units and shall constitute the General Partnership Interest.

          (b) Additional Capital Contributions or Assessments. No Partner shall be assessed or, except for any such amounts which a Limited Partner may be obligated to repay under Section 10.5, be required to contribute additional funds, except as provided in Section 7.1(a)(3), or other property to the Partnership. Any additional funds required by the Partnership, as determined by the General Partner in its sole discretion may, at the option of the General Partner and without an obligation to do so, be contributed by the General Partner as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional Partnership Units, but only as provided for in
     Section 4.2.

          (c) Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contribution of each Partner will be returned to that Partner only in the manner and to the extent provided in Article V and Article XIII hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets.

          (d) Liability of Limited Partners. No Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in Section 4.1(b) or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than its Capital Contribution.

     Section 4.2  Issuances of Additional Partnership Interests.

          (a) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion; provided, however, any issuance of additional Limited Partnership Units to any Person other than in connection with the transactions contemplated by the Contribution Agreements shall require Limited Partner Consent.

          (b)  Conversion of Units.

               (1) Subject to the further provisions of this Section 4.2(b) and subject to Section 8.6, beginning on the date hereof (except as otherwise contractually restricted), each Limited Partner shall have the right (the "Conversion Right") to exchange any or all of the Partnership Units held by that Partner for Shares, with one Partnership Unit being exchangeable for one Share. The Conversion Right may be exercised by a Limited Partner (a "Converting Partner") with respect to any Partnership Unit owned by such Limited Partner at any time after the first anniversary date of the date of issuance of such Partnership Unit and from time to time thereafter by delivering a Notice of Conversion to the Partnership. Upon receipt by the Partnership of a Notice of Conversion, on the Specified Conversion Date (i) the Converting Partner shall transfer to the Partnership the number of Partnership Units to be exchanged, (ii) the Partnership will further transfer such Partnership Units to ATLANTIC in exchange for a number of Shares equal to the number of Partnership Units being exchanged (multiplied by the Unit Adjustment Factor), (iii) ATLANTIC will contribute such Partnership Units to the General Partner whereupon such Partnership Units shall become a part of the General Partnership Interest and (iv) upon receipt by the Partnership of the Shares, the Partnership will deliver such Shares to the Converting Partner. ATLANTIC shall at all times reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the exchange of Partnership Units for Shares, such number of Shares as shall from time to time be sufficient to effect the conversion of all outstanding Partnership Units not owned by the General Partner. No Limited Partner shall, solely by virtue of being the holder of one or more Partnership Units, be deemed to be a shareholder of or have any other interest in ATLANTIC.

               (2) For purposes of this Section 4.2(b), the number of Partnership Units exchanged by any Partner shall be proportionately adjusted by multiplying the number of Partnership Units being exchanged by such Partner by the Unit Adjustment Factor; the intent of this provision is that one Partnership Unit remains exchangeable for one Share without dilution

          (including any securities for which Shares are exchanged in a transaction contemplated by Section 11.2(b)). In the event ATLANTIC issues any Shares in exchange for Partnership Units pursuant to this
          Section 4.2(b), any such Partnership Units so acquired by ATLANTIC and contributed to the General Partner shall thereafter be owned by the General Partner as General Partnership Units for all purposes of this Agreement. Each Converting Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Conversion Right. Notwithstanding the foregoing provisions of this Section 4.2(b), a Limited Partner shall not have the right to exchange Partnership Units for Shares if (i) in the opinion of counsel for ATLANTIC, ATLANTIC would, as a result thereof, no longer qualify (or there is a material risk ATLANTIC no longer would qualify) as a REIT; or (ii) such exchange would, in the opinion of counsel for ATLANTIC, constitute or be more likely than not to constitute a violation of applicable securities laws.

          (c) On any Specified Conversion Date, the Partnership shall pay to any Converting Partner the then unreturned balances in the Accrual Accounts and Unpaid Distribution Accounts maintained for the Partnership Units that are the subject of the Notice of Conversion.

          (d) Prior to making application to cause the Shares to cease to be listed or quoted on any national securities exchange or interdealer quotation system, ATLANTIC shall give written notice thereof to each Limited Partner.

     Section 4.3 No Preemptive Rights. Except as specifically provided in this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership or (b) issuance or sale of any Partnership Units.

     Section 4.4  Capital Accounts of the Partners.

          (a) General. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations
     Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) hereof and allocated to such Partner pursuant to Sections 6.1 and 6.2 of this Agreement, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with
     Section 4.4(b) hereof and allocated to such Partner pursuant to Sections
     6.1 and 6.2 of this Agreement.

          (b) Income, Gains, Deductions, and Losses. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

               (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(b) or 705(a)(2)(b) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 4.4 hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (6) Any items specially allocated under Section 6.3 hereof shall not be taken into account.

          (c) Transfers of Partnership Units. A transferee of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(b) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of Partnership Units) and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.4.(d)(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.4.

            (d)  Unrealized Gains and Losses.

               (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 4.4(d)(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in
          Section 4.4(d)(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

               (2) Such adjustments shall be made as of the following times: (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

               (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

               (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

          (e) Modification by General Partner. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or any Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, however, that it will not have a material effect on the amounts distributable to any Person pursuant to Article XIII of this Agreement upon the liquidation of the Partnership; and provided, further, that prior to making such modification, the General Partner will notify the Limited Partners thereof and such modification will not be made if Limited Partners holding a majority of the Limited Partnership Units object in writing to such modification within 20 days after the General Partner gives the Limited Partners notice of such modification. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                   ARTICLE V
                                 DISTRIBUTIONS


     Section 5.1  Requirement and Characterization of Distributions.

          (a) Subject to Sections 5.2 and 5.4 hereof, the General Partner shall distribute quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in the following order of priority and to the extent of such Available Cash: (i) first, to each Limited Partner to the extent of and in proportion to the then unreturned balance of the Accrual Account maintained with respect to each Partnership Unit held by such Limited Partner; (ii) second, to each

     Limited Partner to the extent of and in proportion to the then unreturned balance of the Unpaid Distribution Account maintained with respect to each Partnership Unit held by such Limited Partner; (iii) third, to each Limited Partner to the extent of and in proportion to an amount per Partnership Unit (multiplied by the Unit Adjustment Factor) held by such Limited Partner equal to the dividend per Share paid by ATLANTIC for such quarter; and (iv) fourth, the balance, if any, of the Available Cash for such quarter shall be distributed to the General Partner in respect of its Partnership Units. No distribution shall be made for any distribution period in respect of Partnership Units held by the General Partner unless all distributions due the Limited Partners in accordance with clauses (i),
     (ii) and (iii) of this Section 5.1(a) shall have been paid for all prior periods. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Unit if such Partner is entitled to receive a dividend out of Funds from Operations with respect to a Share for which such Unit has been redeemed or exchanged (it being understood that such Partner will in any event be entitled to receive the full amount payable in respect of such Units and/or Shares for such period).

          (b) Subject to Sections 5.2 and 5.4 hereof, the General Partner shall distribute Capital Transaction Proceeds received by the Partnership within thirty (30) days after the date on which such Capital Transaction occurs (the "Capital Transaction Record Date") to the Partners who are Partners on the Capital Transaction Record Date in the following order of priority and to the extent of such Capital Transaction Proceeds: (i) first, to each Limited Partner to the extent of and in proportion to the then unreturned balance of the Accrual Account maintained with respect to each Partnership Unit held by such Limited Partner, (ii) second, to each Limited Partner to the extent of and in proportion to the then unreturned balance of the Unpaid Distribution Account maintained with respect to each Partnership Unit held by such Limited Partner, and (iii) third, the balance, if any, of the Capital Transaction Proceeds shall be distributed to the General Partner in respect of its Partnership Units.

     Section 5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or Assignees shall be treated as amounts distributed to the General Partner or such Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

     Section 5.3 Distributions Upon Liquidation. Proceeds from a Liquidating Transaction shall be distributed to the Partners in accordance with Section 13.2.

                                  ARTICLE VI
                                  ALLOCATIONS


     Section 6.1 Allocations For Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4 hereof) shall be allocated among the Partners for each taxable year (or portion thereof) as provided herein below.

          (a) Net Income. After giving effect to the special allocations set forth in Section 6.2 below, Net Income shall be allocated (i) first, to each Limited Partner to the extent that, on a cumulative basis, Net Losses previously allocated to the Limited Partners pursuant to Section 6.1(b) exceed Net Income previously allocated to the Limited Partners pursuant to this clause (i) of this Section 6.1(a), (ii) second, to each Limited Partner until each Limited Partner has been allocated, on a cumulative basis, Net Income equal to the sum of the distributions paid to such Limited Partner and the unreturned balances in the Accrual Accounts and the Unpaid Distribution Accounts maintained with respect to the Partnership Units held by such Limited Partner, and (iii) thereafter, to the General Partner.

          (b) Net Losses. After giving effect to the special allocations set forth in Section 6.2 below, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated to any Limited Partner pursuant to this
     Section 6.1(b) to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

          (c) Nonrecourse Liabilities. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (d) Gains. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to
     Section 6.2 below, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      Section 6.2 Special Allocation Rules. Notwithstanding any other provision of the Agreement, the following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback. Notwithstanding any other provisions of
      Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.2(a) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such fiscal year.

          (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Article VI (except Section 6.2(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
      Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
      Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 6.2(b), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article VI of this Agreement with respect to such fiscal year, other than allocations pursuant to Section 6.2(a) hereof.

          (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
      1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.2(a) and 6.2(b) hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

          (d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners in accordance with Section 4.4(e) hereof, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

          (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

          (f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     Section 6.3  Allocations for Tax Purposes

          (a) General. Except as otherwise provided in this Section 6.3, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2 of this Agreement.

          (b) To Eliminate Book-Tax Disparities. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

               (1) (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code in a manner that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and (ii) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and
          6.2 of this Agreement.

               (2)  (i) In the case of an Adjusted Property, such items shall
          (a) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4 and (b) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.3(b)(1)(i); and (ii) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.2 of this Agreement.

               (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and
          6.2 of this Agreement.

          (4) Power of General Partner to Elect Method. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis, the General Partner shall elect the traditional method without curative allocations to be used by the Partnership and such election shall be binding on all Partners.

                                  ARTICLE VII
                     MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1  Management

          (a) Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effect the purposes set forth in Section 3.1 hereof, including, without limitation:

               (1) subject to Section 7.1(a)(3), the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit ATLANTIC (so long as ATLANTIC desires to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit ATLANTIC to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership provided, however, that if the Partnership lends or borrows any money or is required to make any payments under any guaranties, indemnities or similar agreements (A) which (i) are not in the ordinary course of business for the operation, maintenance, repair or replacement of the Properties or (ii) are not done to enable the Partnership to make distributions to its Limited Partners and (B) by having lent such funds or having made such debt service payments on such borrowings or having incurred closing costs with respect to such borrowings or having made such payments under guaranties, indemnities or similar agreements the Partnership is unable to pay the maximum amount payable with respect to any quarterly distributions to the Limited Partners pursuant to Section 5.1, then the General Partner shall make such additional Capital Contributions as are necessary to enable the Partnership to pay the maximum amount payable with respect to any quarterly distributions to Limited Partners pursuant to Section 5.1, provided that the General Partner shall have no obligation to make such additional Capital Contributions in an amount exceeding the amount of the funds so lent, payment of debt service and closing costs actually paid and payments under such guaranties, indemnities or similar agreements;

               (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (3) the acquisition, disposition, conveyance, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper, which powers shall include, without limitation, the power to pledge any or all of the assets of the Partnership to secure a loan or other financing to the General Partner or ATLANTIC (the proceeds of which are not required to be contributed or loaned to this Partnership), provided, however, that to the extent that any payment of debt service on and closing costs in connection with, any such mortgage, pledge, encumbrance or hypothecation shall result in the Partnership being unable to pay the maximum amount payable with respect to any quarterly distributions to Limited Partners pursuant to Section 5.1, then the General Partner shall make such additional Capital Contributions as are necessary to enable the Partnership to pay the maximum amount payable with respect to any quarterly distributions to Limited Partners pursuant to Section
          5.1 (provided that the General Partner shall have no obligation to make such additional Capital Contributions in an amount exceeding the amount of debt service and closing costs actually paid), and provided, further, that the General Partner shall and does hereby indemnify the Limited Partners to the extent any foreclosure or deed in lieu thereof on any such mortgage, pledge, encumbrance or hypothecation results in a loss in the value of the Limited Partnership Interests;

               (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner or ATLANTIC, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets, including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership; provided, however, that to the extent that any of the foregoing shall result in the Partnership being unable to pay the maximum amount payable with respect to any quarterly distributions to Limited Partners pursuant to Section 5.1, then the General Partner shall make such additional Capital Contributions as are necessary to enable the Partnership to pay the maximum amount payable with respect to any quarterly distributions to Limited Partners pursuant to Section
          5.1 (provided that the General Partner shall have no obligation to make such additional Capital Contributions in an amount exceeding the amount of debt service and closing costs actually paid);

               (5) the negotiation, execution, and performance of any contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in Section 7.6) that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership (including the lease of Partnership property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

               (6) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

               (7) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

               (8) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time), provided that the Partnership is entitled to share in substantially all of the cash flow generated by such entities and no adverse tax consequences result to the Limited Partners due to such formation or acquisition;

               (10) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (11) the undertaking of any action in connection with the Partnership's direct or indirect investment in its subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (12) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt and as is consistent with Section 4.4 hereof; and

               (13) the execution, acknowledgment and delivery of any and all documents and instruments to effect any or all of the foregoing.

          (b) No Approval Required for Above Powers. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 and except where Limited Partner Consent is expressly required herein), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          (c) Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership and liability insurance for the Indemnitees hereunder as described in Section 7.7(d).

          (d) Working Capital Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          (e) No Obligation to Consider Tax Consequences to Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

     Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall promptly after filing deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

     Section 7.3 Restrictions on General Partner's Authority. The General Partner may not, without the written consent of all of the Limited Partners, take any action in contravention of this Agreement, including, without limitation:

          (a) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (b) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (c) admit a Person as a Partner, except as otherwise provided in this Agreement;

          (d) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as expressly provided herein or under the Act; or

          (e) subject to clause (c) of Section 3.2, take any action that would cause the Partnership to be taxed as a corporation under the Code.

     Section 7.4  Responsibility for Expenses.

          (a) No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) Ownership and Operation Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership; provided, that the amount of any such reimbursement shall be reduced by any interest or other amounts earned by the General Partner with respect to bank accounts or other instruments held by it as permitted in Section 7.10. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

          (c) Organization Expenses. The Partnership shall be responsible for and shall pay all expenses incurred relating to the organization of the Partnership.

     Section 7.5 Outside Activities of the General Partner. Nothing herein contained shall prevent or prohibit the General Partner or any employee or other Affiliate of the General Partner from entering into, engaging in or conducting any other activity or performing for a fee any service, including engaging in any business dealing with real property of any type or location; owning, managing, leasing or disposing of any real property of any type or location; acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, or as an administrative official of any other business entity; or receiving compensation for services to, or participating in profits derived from, the investments of any such business, property, corporation, trust, partnership or other entity, regardless of whether such activities are competitive with the Partnership, and nothing herein shall require the General Partner or any employee or Affiliate thereof to offer any interest in such activities to the Partnership or any Partner.

     Section 7.6 Contracts with Affiliates. Except as otherwise expressly contemplated pursuant to Section 7.1, neither the General Partner nor any of its Affiliates shall (i) sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or (ii) enter into any agreement for the provision of services to the Partnership, except, in both such cases, pursuant to transactions or agreements that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith. In entering into such transactions with Affiliates the General Partner shall not allocate expenses and similar items disproportionately between the General Partner and the Partnership.

     Section 7.7  Indemnification.

          (a) General. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
     Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7(a). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

          (b) In Advance of Final Disposition. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this
     Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (c)  Other Than by This Section.  The indemnification provided by this
     Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

          (d) Insurance. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement; provided, that in maintaining such insurance, the Partnership shall be allocated the cost thereof on a fair and equitable basis as determined by the General Partner. The right to procure such insurance on behalf of the Indemnitees shall in no way mitigate or otherwise affect the right of any Indemnitees to indemnification under this
     Section 7.7.

          (e) No Personal Liability for Limited Partners. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (f) Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise expressly permitted by the terms of this Agreement.

          (g) Binding Effect. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     Section 7.8  Liability of the General Partner.

          (a) General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission unless, (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated; provided however, that in connection with any transaction which may result in dilution of a Limited Partner's Conversion Right, the General Partner shall owe the same duty of care to the Limited Partners that ATLANTIC owes to holders of its Shares.

          (b) No Obligation to Consider Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner, collectively, that, except as provided in Section 7.8(a), the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions,
     (i) unless the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received) or
     (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated. For purposes hereof, a Person acting in a manner which is in the best interests of the shareholders of ATLANTIC shall be deemed to satisfy the standards of conduct hereunder.

          (c) Acts of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

          (d) Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section
     7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.9  Other Matters Concerning the General Partner.

          (a) Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Reliance on Consultants and Advisers. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and, in performing its duties, the General Partner shall be entitled to rely upon any information, opinion, report or statement prepared or presented by any of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence unless the General Partner has any knowledge concerning the matter in question which would cause such reliance to be unwarranted.

          (c) Action Through Officers and Attorneys. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

          (d) Actions to Maintain REIT Status or Avoid Taxation of the General Partner. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of ATLANTIC to continue to qualify as a REIT or (ii) to avoid ATLANTIC incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner, such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership (including, without limitation, in connection with any pledge of Partnership assets to secure a loan or other financing to the General Partner or ATLANTIC as provided by Section 7.1(a)(3) and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                 ARTICLE 8
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS


     Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in Section 10.5 hereof or under the Act.

     Section 8.2  Management of Business.   No Limited Partner or Assignee
(other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacities as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacities as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3  Outside Activities of Limited Partners.   Subject to any
agreements entered into pursuant to Section 7.6 hereof and subject to any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, the following rights shall govern outside activities of Limited Partners: (a) any Limited Partner and any officer, director, employee, agent, trustee, Affiliate, partner, beneficiary or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership, the General Partner or their Affiliates; (b) neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Partner or Assignee; (c) none of the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person; (d) the fact that a Limited Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities itself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity; and (e) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit a Limited Partner or any Affiliate of a Limited Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Partnership or other third parties.

     Section 8.4 Priority Among Limited Partners. No Partner (Limited or General) or Assignee shall have priority over any other Partner (Limited or General) or Assignee either as to the return of Capital Contributions or, except to the extent provided by Sections 5.1, 6.2 or 6.3 hereof, or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

     Section 8.5  Rights of Limited Partners Relating to the Partnership.

          (a) Copies of Business Records. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, each Limited Partner shall be provided the following without demand, except as otherwise provided below, at the Partnership's expense:

               (1) promptly after becoming available, a copy of the most recent annual, quarterly and current reports and proxy statements filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, if any;

               (2) promptly after becoming available (but in any event within 90 days after the end of each Partnership Year), a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

               (3) upon demand, a current list of the name and last known business, residence or mailing address of each Partner;

               (4) a copy of this Agreement and the Certificate and all amendments hereto and thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments hereto and thereto have been executed; and

               (5) upon demand, true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a partner.

          (b) Notification of Changes in Unit Adjustment Factor. The Partnership shall notify each Limited Partner in writing of any change made to the Unit Adjustment Factor within 10 Business Days of the date such change becomes effective.

          (c) Confidential Information. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that
     (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner, in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 8.6 Redemption Right. Notwithstanding the provisions of Section 4.2(b), ATLANTIC may satisfy the Conversion Right exercised by a Converting Partner set forth in a Notice of Conversion by paying to such Converting Partner the Redemption Amount on the Specified Conversion Date, whereupon ATLANTIC shall acquire such Partnership Units and contribute such Partnership Units to the General Partner and the General Partner shall own such Partnership Units for all purposes of this Agreement. ATLANTIC may elect to pay the Redemption Amount for Partnership Units only upon a receipt by the Partnership of a Notice of Conversion and only to the extent of the Units to be exchanged. In the event ATLANTIC shall exercise its right to satisfy the Conversion Right in the manner described in this Section 8.6, the Partnership shall have no obligation to pay any amount to the Converting Partner with respect to such Converting Partner's exercise of the Conversion Right, and each of the Converting Partner, the Partnership, ATLANTIC and the General Partner shall treat the transaction among the General Partner, ATLANTIC and the Converting Partner as a sale of the Converting Partner's Partnership Units to ATLANTIC for federal income tax purposes; each Converting Partner which the General Partner has elected to pay the Redemption Amount agrees to execute such documents as the General Partner, ATLANTIC and such Converting Partner may reasonably require in connection with the payment of the Redemption Amount.

                                  ARTICLE IX
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS


     Section 9.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5 or 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

     Section 9.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     Section 9.3  Reports.

          (a) Annual Reports. As soon as practicable, but in no event later than the date when mailed to the shareholders of ATLANTIC, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the Partnership Year, containing financial statements of the Partnership, or of ATLANTIC if such statements are prepared solely on a consolidated basis with ATLANTIC for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by ATLANTIC.

          (b) Quarterly Reports. As soon as practicable, but in no event later than the date when mailed to the shareholders of ATLANTIC, the General Partner shall cause to be mailed to each Limited Partner a report, as of the last day of the calendar quarter (except the last calendar quarter of each year), containing unaudited financial statements of the Partnership, or of ATLANTIC, if such statements are prepared solely on a consolidated basis with ATLANTIC, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE X
                                  TAX MATTERS


     Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

     Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3  Tax Matters Partner.

          (a) General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners. The Limited Partners shall provide such information to the Partnership as the General Partner shall reasonably request.

          (b)  Powers.  The tax matters partner is authorized, but not required:

               (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

               (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed or otherwise given to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

               (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

               (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

               (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

               (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

          (c) Reimbursement. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60 month period as provided in Section 709 of the Code.

     Section 10.5 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Limited Partner and shall timely be paid by the General Partner to the appropriate taxing authority out of Partnership funds. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions which would otherwise be made to such Limited Partner until such loan, with interest, has been paid in full). Any amounts payable by a Limited Partner hereunder shall bear interest at a per annum rate of interest equal to the Prime Rate, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE XI
                           TRANSFERS AND WITHDRAWALS


     Section 11.1  Transfer.

          (a) Definition. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any exchange of Partnership Units by a Limited Partner pursuant to Section 4.2(b) or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6.

          (b) Requirements. No Limited Partnership Interest or General Partner Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Limited Partnership Interest not made in accordance with this Article XI shall be null and void.

     Section 11.2  Transfer of General Partner's Partnership Interest.

          (a) General. The General Partner may not transfer any of its General Partnership Interest (other than any transfer to an Affiliate of the General Partner) or withdraw as General Partner (other than pursuant to a permitted transfer), other than in connection with a transaction described in Section 11.2(b). Any transfer or purported transfer of the General Partner's Partnership Interest not made in accordance with this Section
     11.2 shall be null and void. Notwithstanding any permitted transfer of its General Partnership Interest or withdrawal as General Partner hereunder (other than in connection with a transaction described in Section 11.2(b)), the General Partner shall remain subject to Sections 4.2(b), 7.1(a)(3), 7.8 and 8.6 of this Agreement unless such transferee General Partner provides substantially similar rights to the Limited Partners and the Limited Partners owning more than fifty percent (50%) of the Limited Partner

     Interests at such time expressly approve such rights in writing. Nothing contained in this Section 11.2(a) shall entitle the General Partner to withdraw as General Partner unless a successor General Partner has been appointed and approved with Limited Partner Consent.

          (b) Transfer in Connection With Reclassification, Recapitalization, or Business Combination Involving ATLANTIC. ATLANTIC shall not engage in any merger, consolidation or other business combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Unit Adjustment Factor) ("Transaction"), unless as a result of the Transaction each Limited Partner thereafter remains entitled to exchange each Partnership Unit owned by such Limited Partner (after application of the Unit Adjustment Factor) for an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property which such Limited Partner would have received from such Transaction, if such Limited Partner had exercised its Conversion Right immediately prior to the Transaction, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding Shares, the holders of Partnership Units shall receive the greatest amount of cash, securities, or other property which a Limited Partner would have received had it exercised the Conversion Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer. In connection with any merger, consolidation or business combination described in this Section 11.2(b) in which the Shares were exchanged for securities of the acquiring Person, the Limited Partners shall (unless Limited Partner Consent is obtained) remain entitled to exercise their Conversion Right with respect to such securities and the Unit Adjustment Factor continues to apply with respect to such securities.

     Section 11.3  Limited Partners' Rights to Transfer.

          (a) General. No transfer of a Limited Partnership Interest by a Limited Partner is permitted without the prior written consent of the General Partner, which it may withhold in its sole and absolute discretion; provided that a Limited Partner may transfer Units in accordance with a Registration Rights Agreement. In order to effect any transfer under this
     Section 11.3, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

          (b) Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

          (c) Transfers Resulting in Corporation Status; Transfers Through Established Securities or Secondary Markets. Regardless of whether the General Partner is required to provide or has provided its consent under
     Section 11.3(a), no transfer by a Limited Partner of his Partnership Units (or any economic or other interest, right or attribute therein) may be made to any Person if (i) legal counsel for the Partnership renders an opinion letter that it would result in the Partnership's being treated as an association taxable as a corporation or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code. All interests in the Partnership have been or will be issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933 (the "1933 Act"), and to the extent such offerings or sales were not required to be registered under the 1933 Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, such offerings or sales would not have been required to be registered under the 1933 Act if the interests so offered or sold had been offered and sold within the United States.

          No admission (or purported admission) of a Partner, and no transfer (or purported transfer) of all or any part of a Partner's interest in the Partnership (or any economic interest therein), whether to another Partner or to a person who is not a Partner, shall be effective, and any such admission or transfer (or purported admission or transfer) shall be void ab initio, and no person shall otherwise become a Partner if (i) at the time of such admission or transfer (or purported admission or transfer) any interest in the Partnership (or economic interest therein) is traded on an established securities market or readily tradeable on a secondary market or the substantial equivalent thereof or (ii) after such admission or transfer (or purported admission or transfer) the Partnership would have more than 100 Partners. For purposes of clause (i) of the preceding sentence, an established securities market is a national securities exchange that is either registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the 1934 Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (i), interests in the Partnership (or interests therein) are readily tradeable on a secondary market or the substantial equivalent thereof if (a) interests in the Partnership (or interests therein) are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (b) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the Partnership (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (c) the holder of an interest in the Partnership has a readily available, regular and ongoing opportunity to sell or exchange such interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or (d) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the Partnership (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (a), (b) and (c) of this sentence. For purposes of determining whether the Partnership will have more than 100 Partners, each person indirectly owning an interest in the Partnership through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Partner unless the Managing Partner determines in its sole and absolute discretion that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Partnership.

          (d) Transfers to Holders of Nonrecourse Liabilities. Regardless of whether the General Partner is required to provide or has provided its consent under Section 11.3(a), no transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion; provided, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

          (e) Transfers Causing Termination. Regardless of whether the General Partner is required to provide or has provided its consent under Section 11.3(a), no transfer of any Partnership Units shall be effective if such transfer would, in the opinion of counsel for the Partnership, result in the termination of the Partnership for federal income tax purposes, in which event such transfer shall be made effective as of the first fiscal quarter in which such termination would not occur, if the Limited Partner making such transfer continues to desire to effect the transfer.

     Section 11.4  Substituted Limited Partners.

          (a) Substitution. Any transferee of the interest of a Limited Partner that is so designated by the transferor and who has so agreed in writing shall be a Substituted Limited Partner.

          (b) Rights and Duties of Substituted Limited Partners. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

          (c) Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 11.5 Assignees. If a transferee under Section 11.4(a) is not a Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to exchange Units for Shares under Section 4.2(b), the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6  General Provisions

          (a) Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to the exchange of all of its Partnership Units under
     Section 4.2(b) or the purchase of its Partnership Units under Section 8.6.

          (b) Transfer of All Partnership Units by Limited Partner. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to the exchange of all of its Partnership Units under Section 4.2(b) or pursuant to the purchase of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

            (c) Timing of Transfers. Transfers pursuant to this Article XI may only be made effective as of the first day of a calendar month, unless the General Partner otherwise agrees.

            (d) Allocation When Transfer Occurs. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or converted pursuant to Section 4.2(b) or purchased pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (other than Net Income attributable to a Capital Transaction, which shall be allocated as of the Capital Transaction Record Date). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash or Capital Transaction Proceeds with respect to which the Partnership Record Date or the Capital Transaction Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash or Capital Transaction Proceeds thereafter shall be made to the transferee Partner.


                                  ARTICLE XII
                             ADMISSION OF PARTNERS

     Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2  Admission of Additional Limited Partners

          (a) General. After the admission to the Partnership of the Limited Partners on the date hereof and except as contemplated by the Contribution Agreements and except as otherwise provided in Section 4.2(a) and in
     Article XI hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only with Limited Partner Consent and upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this

     Agreement, including, without limitation, the power of attorney granted in
     Article XVI hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

          (b) Consent of General Partner Required. Notwithstanding anything to the contrary in this Section 12.2, except as contemplated by the Contribution Agreements, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     Section 12.3 Amendment of Agreement and Certificate. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVI hereof.

                                 ARTICLE XIII
                          DISSOLUTION AND LIQUIDATION

     Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each an "Event of Dissolution"):

          (a)  Expiration of Term - the expiration of its term as provided in
     Section 2.4 hereof;

          (b) Withdrawal of General Partner - an event of withdrawal of the last remaining General Partner, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

          (c) Dissolution Prior to 2098 - from and after the date of this Agreement through December 31, 2098, an election to dissolve the Partnership made by the General Partner, unless any Limited Partner who holds one or more Limited Partnership Units objects in writing to such dissolution within thirty (30) days after receiving prior written notice of such election from the General Partner;

          (d) Judicial Dissolution Decree - entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          (e) Sale of Partnership's Assets - the sale, exchange or other disposition of all or substantially all of the Partnership's assets, unless such sale or other disposition involves the acquisition of any additional property or any deferred payment of the consideration for such sale or disposition, in which latter event the Partnership shall dissolve on the last day of the calender month during which the balance of such deferred payment is received by the Partnership;

          (f) Bankruptcy or Insolvency of General Partner - the last remaining General Partner (1) makes an assignment for the benefit of creditors; (2) files a voluntary petition in bankruptcy; (3) is adjudged a bankrupt or insolvent, or has entered against him an order of relief in any bankruptcy or insolvency proceeding; (4) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature; or (6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of his properties, unless, in each such case, within 90 days after the occurrence of any event enumerated in clauses (1) through (6), all remaining Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the occurrence of such event, of a substitute General Partner; or

          (g) Readjustments, etc. - 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated, unless, in any such case, within ninety (90) days after the occurrence of any such event, all remaining Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the occurrence of such event, of a substitute General Partner.

          Section 13.2  Winding Up

          (a) General. Upon the occurrence of an Event of Dissolution, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

               (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner; and

               (3) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

          (b) Where Immediate Sale of Partnership's Assets Impractical. Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Limited Partners as creditors) or, with the consent of all Limited Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     Section 13.3 Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

     Section 13.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII (but subject to Section 13.3(b)), in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

     Section 13.5 Rights of Limited Partners. Except as specifically provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

     Section 13.6 Notice of Dissolution. In the event an Event of Dissolution or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 10 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

     Section 13.7 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIV
                 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

     Section 14.1  Amendments.

          (a) General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding 25 percent or more in the aggregate of the Percentage Interests held by all Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1(b) or 14.1(c), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives Limited Partner Consent.

          (b) General Partner's Power to Amend. Notwithstanding Section 14.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

               (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

               (4) to satisfy any requirements or conditions contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

               (5) to reflect adjustments in the respective Percentage Interests of the Partners in accordance with Section 4.1(a)(3) hereof.

     The General Partner will provide 10 days' prior written notice to the Limited Partners when any action under this Section 14.1(b) is taken.

          (c)  Consent of Adversely Affected Partner Required. Notwithstanding
     Section 14.1(a) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner,
     (iii) alter rights of the Partner to receive distributions pursuant to Articles V or XIII, the allocations specified in Article VI (except as permitted pursuant to Section 4.2 hereof), or the General Partner's obligation to make additional Capital Contributions pursuant to Section 7.1(a)(3), (iv) alter or modify the Conversion Right or the Redemption Amount as set forth in Sections 4.2(b) and 8.6, and related definitions thereof, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.4 or 13.1, or (vi) amend this Section 14.1(c). Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the consent specified in that section.

                                  ARTICLE XV
                              GENERAL PROVISIONS

     Section 15.1 Addresses and Notice. All notices and demands under this Agreement shall be in writing, and may be either delivered by U.S. mail or a nationally recognized overnight courier, by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type; provided, that a confirmation copy is concurrently sent by a nationally recognized express courier for next Business Day delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A attached hereto, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made upon receipt. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

     Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6 Waiver of Partition. The Partners hereby agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

     Section 15.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them with respect to the matters contained herein and it may not be modified or amended in any manner other than pursuant to Article XIV.

     Section 15.8 Securities Law Provisions. The Partnership Units have not been registered under the federal or state securities laws of any state and, therefore, may not be resold unless appropriate federal and state securities laws, as well as the provisions of Article XI hereof, have been complied with.

     Section 15.9 Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

     Section 15.10  Time. Time is of the essence of this Agreement.

     Section 15.11 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     Section 15.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 15.13 Execution Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     Section 15.14 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     Section 15.15 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.16 Limitation of Liability. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the General Partner's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                  ARTICLE XVI
                               POWER OF ATTORNEY

     Section 16.1  Power of Attorney.

          (a) Scope. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

               (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner reasonably deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (iv) all instruments or documents and all certificates and acknowledgments relating to any mortgage, pledge, or other form of encumbrance in connection with any loan or other financing to the General Partner as provided by Section 7.1(a)(3); (v) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
          Article XI, XII or XIII hereof or the Capital Contribution of any Partner; and (vi) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

               (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the reasonable discretion of the General Partner, to effectuate the terms or intent of this Agreement.

     Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

          (b) Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership; provided, however, that no such designations, powers of attorney or other instruments shall obligate any Partner to make any additional Capital Contribution or increase the personal liability of any Partner for obligations of the Partnership.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                  GENERAL PARTNER:

                  SCA-I INCORPORATED



                  By:  /s/ J. Lindsay Freeman
                       -----------------------
                           J. Lindsay Freeman
                           Managing Director



                  SECURITY CAPITAL ATLANTIC INCORPORATED,
                  solely for purposes of Sections 4.2(b), 8.6 and 11.2(b) hereof


                  By:  /s/ J. Lindsay Freeman
                       -----------------------
                       J. Lindsay Freeman
                       Managing Director

                  LIMITED PARTNERS:

                       /s/ E.C. GRIFFITH CO.
                       /s/ WILLIAM A. WHITE, JR.
                       /s/ WHITE-CAVU LIMITED PARTNERSHIP
                       /s/ THOMAS A. HUNTER III
                       /s/ G. DAN PAGE, JR.
                       /s/ JOSEPH E. KAYLOR
                       /s/ DEAN R. DEVILLERS
                       /s/ CLOSE FAMILY PARTNERSHIP
                       /s/ THE SPRINGS COMPANY
                       /s/ ELM LAND CO.
                       /s/ ZEB REA